EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Schmidt

Phone:	949.333.1721

Email:	jschmidt@steadfastcmg.com
STEADFAST INCOME REIT, INC. ANNOUNCES
RESULTS FOR THE PERIOD ENDED SEPTEMBER 30, 2014
Irvine, Calif., November 12, 2014 — Steadfast Income REIT, Inc. (the “Company”) announced today its operating results for the period ended September 30, 2014.
For the three and nine months ended September 30, 2014, the Company had total revenues of $50.2 million and $145.1 million compared to $28.8 million and $69.7 million for the three and nine months ended September 30, 2013. Net loss was $3.3 million and $21.1 million for the three and nine months ended September 30, 2014 compared to net loss of $14.7 million and $31.0 million for the three and nine months ended September 30, 2013. Total assets of the Company grew from $1.56 billion at December 31, 2013 to $1.60 billion at September 30, 2014.
Highlights:
The Company:

•
Increased modified funds from operations (“MFFO”), as defined by the Investment Program Association, to $11.5 million and $32.0 million for the three and nine months ended September 30, 2014 from MFFO of $6.4 million and $15.3 million for the three and nine months ended September 30, 2013. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)

•
Increased net operating income (“NOI”) to $25.1 million and $73.0 million for the three and nine months ended September 30, 2014 from $15.9 million and $38.9 million for the three and nine months ended September 30, 2013. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•	Acquired one multifamily property with a total of 160 apartment homes for an aggregate purchase price of $18.4 million during the three months ended September 30, 2014.

•	Disposed of two multifamily properties with a total of 258 apartment homes and recognized a gain on sales of $2.9 million during the three months ended September 30, 2014.

•
Increased its multifamily property portfolio as of September 30, 2014 to 65 properties with 16,395 apartment homes and an aggregate purchase price of $1.6 billion from 63 properties with 15,859 apartment homes and an aggregate purchase price of $1.5 billion as of December 31, 2013. As of September 30, 2014, the Company

had $482.0 million of fixed rate debt, including debt premiums and discounts totaling $5.0 million, with a weighted average interest rate of 4.30% and $579.1 million of variable rate debt with a weighted average interest rate of 2.52%. The weighted average interest rate on the Company's total outstanding debt as of September 30, 2014 was 3.33%.

•
Reported net cash provided by operating activities of $32.5 million for the nine months ended September 30, 2014 compared to $5.6 million for the nine months ended September 30, 2013. Net cash used in investing activities was $106.6 million for the nine months ended September 30, 2014 compared to $463.7 million for the nine months ended September 30, 2013.

•
Reported net cash provided by financing activities of $74.8 million for the nine months ended September 30, 2014, that included $20.3 million of distributions paid, net of $19.7 million in non-cash distributions pursuant to the Company's distribution reinvestment plan. Net cash provided by financing activities was $468.9 million for the nine months ended September 30, 2013, and included $9.3 million of distributions paid, net of $7.2 million in non-cash distributions pursuant to the Company's distribution reinvestment plan.

“The future for our business and our industry has been summed up best by Axiometrics, Inc., a leading research company,” said Rod Emery, Chief Executive Officer of the Company. “Axiometrics has recently forecast that, “rent growth and occupancy will moderate in the short term, but the apartment market will remain strong due to limited availability, demographics, steady job growth, and total residential supply remaining in check.”  This prediction is likely to result in a great future for the Company.”
Conference Call
The Company will host a conference call on Wednesday, November 12, 2014 at 4:00 P.M. Eastern Time to discuss its operating results for the period ended September 30, 2014.
Live Conference Call Details
Domestic toll-free dial-in number: (877) 513-1694
Canada toll-free dial-in number: (855) 669-9657
International dial-in Number: (412) 902-4146
Details for the Replay of the Conference Call
Domestic toll-free dial-in number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Conference ID for Replay: 10055312
Dates Available: November 12, 2014 at 6:00 PM ET to December 1, 2014 at 9:00 AM ET
An audio replay of the call will be accessible through the Investor Information page of the Company's web site at www.steadfastreits.com.

About Steadfast Income REIT
     Steadfast Income REIT is a real estate investment trust that was formed to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties.
     Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
###
This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Annual Report on Form 10-K for Steadfast Income REIT, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST INCOME REIT, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
ASSETS
Assets:
Real Estate:
Land	$172,669,319	$162,425,511
Building and improvements	1,434,757,054	1,316,608,491
Tenant origination and absorption costs	1,195,687	15,588,747
Other intangible assets	2,644,263	2,644,263
Total real estate held for investment, cost	1,611,266,323	1,497,267,012
Less accumulated depreciation and amortization	(82,986,080)	(46,376,515)
Total real estate held for investment, net	1,528,280,243	1,450,890,497
Real estate held for sale, net	—	20,072,662
Total real estate, net	1,528,280,243	1,470,963,159
Cash and cash equivalents	20,025,414	19,349,492
Restricted cash	28,790,337	24,978,312
Rents and other receivables	1,746,780	28,555,764
Assets related to real estate held for sale	—	467,717
Deferred financing costs and other assets, net	16,314,556	17,575,410
Total assets	$1,595,157,330	$1,561,889,854
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$36,061,767	$30,372,692
Below-market leases, net	—	163,237
Notes payable:
Mortgage notes payable, net	1,061,074,015	969,989,740
Revolving credit facility	—	—
Mortgage notes payable related to real estate held for sale	—	17,340,060
Total notes payable, net	1,061,074,015	987,329,800
Distributions payable	4,507,432	4,058,452
Due to affiliates, net	2,017,067	9,322,038
Liabilities related to real estate held for sale	—	580,100
Total liabilities	1,103,660,281	1,031,826,319
Commitments and contingencies
Redeemable common stock	28,967,385	12,945,007
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock $0.01 par value per share; 999,999,000 shares authorized, 76,507,922 and 74,153,580 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	765,079	741,538
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	10	10
Additional paid-in capital	647,057,257	640,181,521
Cumulative distributions and net losses	(185,292,682)	(123,804,541)
Total stockholders’ equity	462,529,664	517,118,528
Total liabilities and stockholders’ equity	$1,595,157,330	$1,561,889,854

STEADFAST INCOME REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$44,846,735	$25,695,593	$130,015,288	$62,475,020
Tenant reimbursements and other	5,370,882	3,066,250	15,106,092	7,248,032
Total revenues	50,217,617	28,761,843	145,121,380	69,723,052
Expenses:
Operating, maintenance and management	14,005,015	7,379,830	40,173,136	17,852,031
Real estate taxes and insurance	9,211,396	4,356,209	26,412,787	10,270,695
Fees to affiliates	5,603,741	9,722,514	18,233,188	18,459,436
Depreciation and amortization	15,975,228	11,796,884	53,637,688	30,292,960
Interest expense	9,095,277	7,015,217	30,292,922	15,869,427
Loss on debt extinguishment	1,047,932	—	1,939,817	—
General and administrative expenses	1,232,577	1,025,724	4,093,993	2,730,664
Other acquisition costs	255,864	2,172,569	1,356,146	5,292,959
Total expenses	56,427,030	43,468,947	176,139,677	100,768,172
Loss from continuing operations	(6,209,413)	(14,707,104)	(31,018,297)	(31,045,120)
Gain on sales of real estate	2,871,840	—	9,944,134	—
Net loss	(3,337,573)	(14,707,104)	(21,074,163)	(31,045,120)
Net loss per common share — basic and diluted	$(0.05)	$(0.34)	$(0.28)	$(0.93)
Weighted average number of common shares outstanding — basic and diluted	75,792,897	43,015,311	75,151,322	33,543,362

Steadfast Income REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three and Nine Months Ended September 30, 2014 and 2013
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a measure known as funds from operations (FFO), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust (REIT). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under GAAP.
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations (MFFO) as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (IPA), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities.

Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the Company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from the Company's initial public offering are not available to fund its reimbursement of acquisition fees and expenses incurred by its advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-

cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs, the use of MFFO provides information consistent with the Company's management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO has limitations as a performance measure in an offering such as the Company's where the price of a share of common stock is a stated value and there is no regular net asset value determinations during the offering stage and for a period thereafter. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.
The Company's calculation of FFO and MFFO is presented in the following table for the three and nine months ended September 30, 2014 and 2013:

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of net loss to MFFO:	2014	2013	2014	2013
Net loss	$(3,337,573)	$(14,707,104)	$(21,074,163)	$(31,045,120)
Depreciation of real estate assets	15,035,916	8,435,657	43,476,249	20,303,301
Amortization of lease-related costs	939,312	3,361,227	10,161,439	9,989,659
Gain on sale of real estate, net	(2,871,840)	—	(9,944,134)	—
FFO	9,765,815	(2,910,220)	22,619,391	(752,160)
Acquisition fees and expenses(1)(2)	628,642	8,857,994	4,225,826	16,402,313
Unrealized loss on derivative instruments	46,544	730,408	3,362,058	356,553
Loss on debt extinguishment	1,047,932	—	1,939,817	—
Accretion of below-market leases	—	(271,633)	(163,237)	(697,951)
MFFO	$11,488,933	$6,406,549	$31,983,855	$15,308,755
________________

(1)
By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from the Company's initial public offering are not available to fund the Company's reimbursement of acquisition fees and expenses incurred by the Company's advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)
Acquisition fees and expenses for the three and nine months ended September 30, 2014 include acquisition fees of $372,778 and $2,869,680, respectively, that are recorded in fees to affiliates in the accompanying statements of operations, and acquisition expenses of $255,864 and $1,356,146, respectively, that are recorded in acquisition costs in the accompanying statements of operations. Acquisition fees and expenses for the three and nine months ended September 30, 2013 include acquisition fees of $6,685,425 and $11,109,354, respectively, that are recorded in fees to affiliates in the accompanying statements of operations, and acquisition expenses of $2,172,569 and $5,292,959, respectively, that are recorded in acquisition costs in the accompanying statements of operations.

Steadfast Income REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Three and Nine Months Ended September 30, 2014 and 2013
Net Operating Income (NOI), is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties and to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees paid to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the Company. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.

NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net (loss) income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net (loss) income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company's NOI to net loss for the three and nine months ended September 30, 2014 and 2013:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss	$(3,337,573)	$(14,707,104)	$(21,074,163)	$(31,045,120)
Fees to affiliates(1)	3,725,847	8,624,000	12,714,538	15,802,795
Depreciation and amortization	15,975,228	11,796,884	53,637,688	30,292,960
Interest expense	9,095,277	7,015,217	30,292,922	15,869,427
Loss on debt extinguishment	1,047,932	—	1,939,817	—
General and administrative expenses	1,232,577	1,025,724	4,093,993	2,730,664
Acquisition costs	255,864	2,172,569	1,356,146	5,292,959
Gain on sales of real estate, net	(2,871,840)	—	(9,944,134)	—
Net operating income	$25,123,312	$15,927,290	$73,016,807	$38,943,685
________________

(1)
Fees to affiliates for the three and nine months ended September 30, 2014 excludes property management fees of $1,484,356 and $4,301,762 and other fees of $393,538 and $1,216,888 that are included in NOI. Fees to affiliates for the three and nine months ended September 30, 2013 excludes property management fees of $856,214 and $2,076,074 and other fees of $242,300 and $580,567 that are included in NOI.

EXHIBIT A

Monthly Portfolio Snapshot	|	September 2014

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Park Place Condominiums		Des Moines, IA	151	—	151	125	82.8%	91.6%
Clarion Park Apartments		Olathe, KS	220	1	219	211	95.9%	98.5%
Cooper Creek Village		Louisville, KY	123	—	123	117	95.1%	96.5%
Truman Farm Villas		Grandview, MO	200	1	199	191	95.5%	99.0%
EBT Lofts		Kansas City, MO	102	—	102	99	97.1%	98.3%
Windsor on the River		Cedar Rapids, IA	424	1	423	390	92.0%	94.5%
Renaissance St. Andrews		Louisville, KY	216	—	216	205	94.9%	96.9%
Spring Creek of Edmond		Edmond, OK	252	2	250	247	98.0%	99.7%
Montclair Parc Apartments		Oklahoma City, OK	360	2	358	342	95.0%	98.4%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	322	95.8%	97.7%
Estancia Apartments		Tulsa, OK	294	1	293	278	94.6%	97.6%
Montelena Apartments		Round Rock, TX	232	1	231	222	95.7%	97.1%
Valley Farms Apartments		Louisville, KY	160	—	160	154	96.3%	97.3%
Hilliard Park Apartments		Columbus, OH	201	2	199	191	95.0%	97.6%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	243	97.2%	98.8%
Hilliard Summit Apartments		Columbus, OH	208	2	206	200	96.2%	98.1%
Springmarc Apartments		San Marcos, TX	240	1	239	227	94.6%	96.8%
Renaissance at St. Andrews Condominiums		Louisville, KY	29	—	29	29	100.0%	100.0%
Ashley Oaks Apartments		San Antonio, TX	462	2	460	427	92.4%	94.0%
Arrowhead Apartments		Palatine, IL	200	1	199	191	95.5%	97.4%
The Moorings Apartments		Roselle, IL	216	1	215	207	95.8%	97.8%
Forty 57 Apartments		Lexington, KY	436	1	435	418	95.9%	97.7%
Keystone Farms Apartments		Nashville, TN	90	—	90	89	98.9%	100.0%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	291	97.0%	98.7%
South Pointe at Valley Farms		Louisville, KY	32	—	32	31	96.9%	96.1%
Montecito Apartments		Austin, TX	268	2	266	257	95.9%	99.0%
Hilliard Grand Apartments		Dublin, OH	314	2	312	308	98.1%	99.2%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	278	96.5%	99.0%
Library Lofts		Kansas City, MO	118	—	118	112	94.9%	97.2%
Trails at Buda Ranch		Buda, TX	264	1	263	248	93.9%	96.0%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	272	92.5%	99.2%
Deer Valley Apartments		Lake Bluff, IL	224	2	222	212	94.6%	96.9%
Grayson Ridge		North Richland Hills, TX	240	1	239	233	97.1%	98.6%
Rosemont at Olmos Park		San Antonio, TX	144	1	143	129	89.6%	92.0%
Retreat at Quail North		Oklahoma City, OK	240	1	239	224	93.3%	95.5%
The Lodge at Trails Edge		Indianapolis, IN	268	2	266	260	97.0%	99.1%
Arbors of Carrolton		Dallas, TX	131	—	131	128	97.7%	99.2%
Waterford on the Meadow		Dallas, TX	350	—	350	332	94.9%	97.1%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
Belmont	Dallas, TX	260	—	260	248	95.4%	96.6%
Meritage at Steiner Ranch	Austin, TX	502	5	497	461	91.8%	94.3%
Tapestry Park	Birmingham, AL	223	1	222	219	98.2%	99.9%
Dawntree	Dallas, TX	400	—	400	391	97.8%	98.9%
Stuart Hall	Kansas City, MO	115	—	115	114	99.1%	99.1%
Bricegrove Park	Columbus, OH	240	1	239	222	92.5%	95.9%
Retreat at Hamburg Place	Lexington, KY	150	1	149	143	95.3%	98.7%
Cantare at ILV	Nashville, TN	206	1	205	201	97.6%	99.4%
Landing at Mansfield	Mansfield, TX	336	2	334	323	96.1%	98.7%
Heights at 2121	Houston, TX	504	4	500	487	96.6%	99.5%
Villas at Huffmeister	Houston, TX	294	1	293	275	93.5%	95.5%
Villas at Kingwood	Kingwood, TX	330	1	329	317	96.1%	98.6%
Waterford Place Riata Ranch	Cypress, TX	228	1	227	221	96.9%	98.0%
Carrington Place	Houston, TX	324	1	323	291	89.8%	93.4%
Carrington at Champion Forest	Houston, TX	284	1	283	272	95.8%	97.7%
Carrington Park at Huffington	Houston, TX	232	1	231	218	94.0%	96.6%
Willow Crossing	Elk Grove Village, IL	579	2	577	521	90.0%	92.6%
Echo at Katy Ranch	Katy, TX	260	1	259	236	90.8%	94.5%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	221	92.1%	96.3%
Audubon Park	Nashville, TN	256	1	255	236	92.2%	94.4%
Mallard Crossing	Loveland, OH	350	2	348	324	92.6%	94.0%
Renaissance at Carol Stream	Carol Stream, IL	293	1	292	280	95.6%	97.0%
Reserve at Creekside	Chattanooga, TN	192	2	190	177	92.2%	95.2%
Mapleshade	Dallas, TX	148	1	147	145	98.0%	99.2%
Richland Falls	Murfreesboro, TN	190	1	189	189	99.5%	100.0%
Oak Crossing	Fort Wayne, IN	222	1	221	212	95.5%	98.7%
Park Shore	St Charles, IL	160	—	160	156	97.5%	97.5%
Total		16,395	72	16,323	15,540	94.8%	97.3%

		Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	4,450	4,450	100.0%
Meritage at Steiner Ranch Commercial	Austin, TX	4,843	4,843	100.0%
		25,973	25,973	100.0%

Monthly Portfolio Snapshot	|	August 2014

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Park Place Condominiums		Des Moines, IA	151	—	151	138	91.4%	96.9%
Clarion Park Apartments		Olathe, KS	220	1	219	211	95.9%	99.0%
Cooper Creek Village		Louisville, KY	123	—	123	120	97.6%	98.4%
Truman Farm Villas		Grandview, MO	200	1	199	190	95.0%	96.9%
EBT Lofts		Kansas City, MO	102	—	102	99	97.1%	98.5%
Windsor on the River		Cedar Rapids, IA	424	1	423	393	92.7%	94.6%
Renaissance St. Andrews		Louisville, KY	216	—	216	202	93.5%	95.8%
Spring Creek of Edmond		Edmond, OK	252	2	250	246	97.6%	99.9%
Montclair Parc Apartments		Oklahoma City, OK	360	2	358	339	94.2%	97.7%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	321	95.5%	98.1%
Estancia Apartments		Tulsa, OK	294	1	293	280	95.2%	97.8%
Montelena Apartments		Round Rock, TX	232	1	231	226	97.4%	98.8%
Valley Farms Apartments		Louisville, KY	160	—	160	155	96.9%	99.1%
Hilliard Park Apartments		Columbus, OH	201	2	199	192	95.5%	98.1%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	244	97.6%	99.9%
Hilliard Summit Apartments		Columbus, OH	208	2	206	199	95.7%	98.1%
Springmarc Apartments		San Marcos, TX	240	1	239	227	94.6%	98.9%
Renaissance at St. Andrews Condominiums		Louisville, KY	29	—	29	29	100.0%	98.3%
Ashley Oaks Apartments		San Antonio, TX	462	2	460	426	92.2%	93.5%
Arrowhead Apartments		Palatine, IL	200	1	199	193	96.5%	97.8%
The Moorings Apartments		Roselle, IL	216	1	215	207	95.8%	97.6%
Forty 57 Apartments		Lexington, KY	436	1	435	422	96.8%	98.7%
Keystone Farms Apartments		Nashville, TN	90	—	90	88	97.8%	100.0%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	287	95.7%	97.4%
South Pointe at Valley Farms		Louisville, KY	32	—	32	29	90.6%	96.1%
Montecito Apartments		Austin, TX	268	2	266	258	96.3%	100.0%
Hilliard Grand Apartments		Dublin, OH	314	2	312	307	97.8%	99.1%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	269	93.4%	99.0%
Library Lofts		Kansas City, MO	118	—	118	114	96.6%	98.1%
Trails at Buda Ranch		Buda, TX	264	1	263	255	96.6%	98.7%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	273	92.9%	99.2%
Deer Valley Apartments		Lake Bluff, IL	224	2	222	212	94.6%	99.2%
Grayson Ridge		North Richland Hills, TX	240	1	239	232	96.7%	98.6%
Rosemont at Olmos Park		San Antonio, TX	144	1	143	131	91.0%	93.9%
Retreat at Quail North		Oklahoma City, OK	240	1	239	225	93.8%	97.8%
The Lodge at Trails Edge		Indianapolis, IN	268	2	266	260	97.0%	99.7%
Arbors of Carrolton		Dallas, TX	131	—	131	127	96.9%	98.9%
Waterford on the Meadow		Dallas, TX	350	—	350	332	94.9%	96.2%
Belmont		Dallas, TX	260	—	260	246	94.6%	96.9%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
Meritage at Steiner Ranch	Austin, TX	502	2	500	468	93.2%	96.4%
Tapestry Park	Birmingham, AL	223	1	222	215	96.4%	99.7%
Dawntree	Dallas, TX	400	—	400	389	97.3%	98.6%
Stuart Hall	Kansas City, MO	115	—	115	111	96.5%	99.1%
Bricegrove Park	Columbus, OH	240	1	239	223	92.9%	95.1%
Retreat at Hamburg Place	Lexington, KY	150	1	149	139	92.7%	97.5%
Cantare at ILV	Nashville, TN	206	1	205	201	97.6%	99.8%
Landing at Mansfield	Mansfield, TX	336	2	334	324	96.4%	98.4%
Heights at 2121	Houston, TX	504	4	500	490	97.2%	99.6%
Villas at Huffmeister	Houston, TX	294	1	293	274	93.2%	96.1%
Villas at Kingwood	Kingwood, TX	330	1	329	322	97.6%	99.7%
Waterford Place Riata Ranch	Cypress, TX	228	1	227	222	97.4%	98.5%
Carrington Place	Houston, TX	324	1	323	289	89.2%	91.9%
Carrington at Champion Forest	Houston, TX	284	1	283	268	94.4%	96.8%
Carrington Park at Huffington	Houston, TX	232	1	231	222	95.7%	98.9%
Willow Crossing	Elk Grove Village, IL	579	2	577	533	92.1%	94.2%
Echo at Katy Ranch	Katy, TX	260	1	259	238	91.5%	94.5%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	225	93.8%	97.1%
Audubon Park	Nashville, TN	256	1	255	233	91.0%	92.7%
Mallard Crossing	Loveland, OH	350	2	348	333	95.1%	97.3%
Renaissance at Carol Stream	Carol Stream, IL	293	1	292	278	94.9%	97.6%
Reserve at Creekside	Chattanooga, TN	192	2	190	176	91.7%	93.2%
Mapleshade	Dallas, TX	148	1	147	140	94.6%	98.7%
Richland Falls	Murfreesboro, TN	190	1	189	180	94.7%	99.5%
Oak Crossing	Fort Wayne, IN	222	1	221	211	95.0%	99.1%
Total		16,235	69	16,166	15,408	94.9%	97.7%

		Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	4,450	4,450	100.0%
Meritage at Steiner Ranch Commercial	Austin, TX	4,843	4,843	100.0%
		25,973	25,973	100.0%

Monthly Portfolio Snapshot	|	July 2014

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Park Place Condominiums		Des Moines, IA	151	—	151	140	92.7%	98.7%
Clarion Park Apartments		Olathe, KS	220	1	219	211	95.9%	98.5%
Cooper Creek Village		Louisville, KY	123	—	123	119	96.7%	97.8%
Truman Farm Villas		Grandview, MO	200	1	199	190	95.0%	98.8%
Prairie Walk Apartments		Kansas City, MO	128	1	127	120	93.8%	97.9%
EBT Lofts		Kansas City, MO	102	—	102	97	95.1%	97.8%
Windsor on the River		Cedar Rapids, IA	424	1	423	397	93.6%	95.0%
Renaissance St. Andrews		Louisville, KY	216	—	216	206	95.4%	97.2%
Spring Creek of Edmond		Edmond, OK	252	2	250	239	94.8%	99.7%
Montclair Parc Apartments		Oklahoma City, OK	360	2	358	346	96.1%	99.1%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	326	97.0%	98.7%
Estancia Apartments		Tulsa, OK	294	1	293	279	94.9%	97.8%
Montelena Apartments		Round Rock, TX	232	1	231	227	97.8%	99.2%
Valley Farms Apartments		Louisville, KY	160	1	159	155	96.9%	99.7%
Hilliard Park Apartments		Columbus, OH	201	2	199	195	97.0%	98.6%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	242	96.8%	98.6%
Hilliard Summit Apartments		Columbus, OH	208	2	206	200	96.2%	99.6%
Springmarc Apartments		San Marcos, TX	240	1	239	225	93.8%	99.9%
Renaissance at St. Andrews Condominiums		Louisville, KY	29	—	29	28	96.6%	98.3%
Ashley Oaks Apartments		San Antonio, TX	462	2	460	433	93.7%	95.2%
Arrowhead Apartments		Palatine, IL	200	1	199	194	97.0%	98.8%
The Moorings Apartments		Roselle, IL	216	1	215	209	96.8%	98.0%
Forty 57 Apartments		Lexington, KY	436	1	435	420	96.3%	98.5%
Keystone Farms Apartments		Nashville, TN	90	—	90	89	98.9%	100.0%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	286	95.3%	97.2%
South Pointe at Valley Farms		Louisville, KY	32	—	32	32	100.0%	99.2%
Montecito Apartments		Austin, TX	268	2	266	256	95.5%	99.7%
Hilliard Grand Apartments		Dublin, OH	314	2	312	304	96.8%	99.4%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	271	94.1%	97.7%
Library Lofts		Kansas City, MO	118	—	118	111	94.1%	96.4%
Trails at Buda Ranch		Buda, TX	264	1	263	251	95.1%	99.0%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	273	92.9%	99.1%
Deer Valley Apartments		Lake Bluff, IL	224	2	222	212	94.6%	97.9%
Grayson Ridge		North Richland Hills, TX	240	1	239	228	95.0%	97.4%
Rosemont at Olmos Park		San Antonio, TX	144	1	143	128	88.9%	95.8%
Retreat at Quail North		Oklahoma City, OK	240	1	239	224	93.3%	96.5%
The Lodge at Trails Edge		Indianapolis, IN	268	2	266	254	94.8%	99.8%
Arbors of Carrolton		Dallas, TX	131	—	131	127	96.9%	97.9%
Waterford on the Meadow		Dallas, TX	350	—	350	332	94.9%	96.6%
Belmont		Dallas, TX	260	—	260	249	95.8%	96.7%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
Meritage at Steiner Ranch	Austin, TX	502	2	500	476	94.8%	97.5%
Tapestry Park	Birmingham, AL	223	1	222	213	95.5%	99.4%
Dawntree	Dallas, TX	400	—	400	383	95.8%	99.2%
Stuart Hall	Kansas City, MO	115	—	115	109	94.8%	98.7%
Bricegrove Park	Columbus, OH	240	1	239	222	92.5%	94.8%
Retreat at Hamburg Place	Lexington, KY	150	1	149	140	93.3%	97.7%
Cantare at ILV	Nashville, TN	206	1	205	200	97.1%	99.4%
Landing at Mansfield	Mansfield, TX	336	2	334	318	94.6%	97.8%
Heights at 2121	Houston, TX	504	4	500	490	97.2%	100.0%
Villas at Huffmeister	Houston, TX	294	1	293	275	93.5%	95.8%
Villas at Kingwood	Kingwood, TX	330	1	329	319	96.7%	99.9%
Waterford Place Riata Ranch	Cypress, TX	228	1	227	217	95.2%	98.0%
Carrington Place	Houston, TX	324	1	323	286	88.3%	92.3%
Carrington at Champion Forest	Houston, TX	284	1	283	268	94.4%	96.2%
Carrington Park at Huffington	Houston, TX	232	1	231	217	93.5%	98.4%
Willow Crossing	Elk Grove Village, IL	579	2	577	538	92.9%	94.8%
Echo at Katy Ranch	Katy, TX	260	1	259	235	90.4%	94.1%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	231	96.3%	98.1%
Audubon Park	Nashville, TN	256	—	256	235	91.8%	94.2%
Mallard Crossing	Loveland, OH	350	2	348	335	95.7%	98.2%
Renaissance at Carol Stream	Carol Stream, IL	293	1	292	274	93.5%	96.0%
Reserve at Creekside	Chattanooga, TN	192	2	190	177	92.2%	95.3%
Mapleshade	Dallas, TX	148	1	147	138	93.2%	97.3%
Richland Falls	Murfreesboro, TN	190	1	189	166	87.4%	99.5%
Oak Crossing	Fort Wayne, IN	222	1	221	206	92.8%	99.1%
Total		16,363	70	16,293	15,493	94.7%	97.8%

		Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	4,450	4,450	100.0%
Meritage at Steiner Ranch Commercial	Austin, TX	4,843	4,843	100.0%
		25,973	25,973	100.0%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a weekly average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).